As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-115518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHERN CONNECTICUT BANCORP, INC.

(Name of Small Business Issuer as Specified in its Charter)

Connecticut	6021	06-1609692
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 Church Street

New Haven, Connecticut 06510

(203) 782-1100

(Address and telephone number of principal executive offices)

215 Church Street

New Haven, Connecticut 06510

(203) 782-1100

(Address of principal place of business or intended principal place of business)

Joseph V. Ciaburri

Southern Connecticut Bancorp, Inc.

215 Church Street

New Haven, Connecticut 06510

(203) 782-1100

(Name, address and telephone number of agent for service)

Copies to:

Robert M. Taylor, III Esq. Day, Berry & Howard LLP CityPlace I Hartford, Connecticut 06103 (860) 275-0100	William P. Mayer, Esq. Kathryn I. Murtagh, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, MA 02109-2881 (617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Southern Connecticut Bancorp, Inc. has prepared this Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-115518) for the purpose of filing certain exhibits to the Registration Statement. Amendment No. 3 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 24, 25, 26 and 28 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

Item 24. Indemnification of Directors and Officers

Bancorp’s certificate of incorporation and bylaws contain provisions which provide that Bancorp will indemnify its directors and officers to the maximum extent permitted by Connecticut law. Our certificate of incorporation further provides for the elimination of director liability for monetary damages to the maximum extent allowed by Connecticut law.

Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (the “CBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

Subsection (b) of Section 33-771 of the CBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.

Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

In addition, subsection (b)(5) of Section 33-636 permits a corporation to include a provision in its Certificate of Incorporation indemnifying directors for liability to any person for taking any action, or for failing to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the director, (B) enabled the director or an associate to receive an improper personal gain,

(C) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation or (E) created liability for an unlawful distribution. Bancorp has included such a provision in its Certificate of Incorporation.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Registrant. Except for the SEC registration fee and the NASD filing fee, all amounts are estimates.

SEC Registration fee	$1,900.50
NASD fee	$2,052.00
AMEX listing fee	$35,000.00
Printing costs	$12,000.00
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$80,000.00
State filing fees	$25,000.00
Miscellaneous	$19,047.50

Total	$325,000.00

Item 26. Recent Sales of Unregistered Securities

On March 11, 2004, Mr. Carl R. Borrelli, a director of Bancorp, exercised a warrant granted to Mr. Borrelli under the Warrant Plan, and acquired 5,544 shares of common stock for an aggregate purchase price of $10.91 per share. Bancorp relied on the exemption from registration under section 4(2) of the Securities Act of 1933, as amended.

Item 27. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3(i)	Amended and Restated Certificate of Incorporation of the Issuer (incorporated by reference to Exhibit 3(i) to Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002)

3(ii)	By-Laws of the Issuer (incorporated by reference to Exhibit 3(ii) to Issuer’s Registration Statement on Form SB-2 (File No. 333-59824))

4.1	Specimen Common Stock Certificate

4.2	See Exhibits 3(i) and 3(ii) for provisions of the Certificate of Incorporation and Bylaws defining rights of holders of the Common Stock (incorporated herein by reference to Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002 and its Registration Statement on Form SB-2 (File No. 333-59824), respectively)

Exhibit Number	Description

5.1	Opinion of Day, Berry & Howard LLP

10.1	Lease, dated as of August 17, 2000, between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.1 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.2	Letter Agreement dated January 3, 2001 amending the Lease between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.2 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.3	First Amendment to Lease dated March 30, 2001 between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.3 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.4	Second Amendment to Lease dated March 31, 2001 between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.4 to Issuer’s Registration Statement Form SB-2 (No. 333-59824))

10.5	Assignment of Lease dated April 11, 2001 between the Issuer and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.5 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.6	Sublease dated January 1, 2001 between Michael Ciaburri, d/b/a Ciaburri Bank Strategies and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.10 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.7	Sublease dated January 1, 2001 between Laydon and Company, LLC and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.11 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.8	Lease dated August 2, 2002, between 469 West Main Street LLC and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.16 to Issuer’s Form 10-KSB dated March 30, 2004)

10.9	Lease dated January 14, 2004 between The City of New London and the Issuer (incorporated by reference to Exhibit 10.16 to Issuer’s Form 10-KSB dated March 30, 2004)

10.10	Employment Agreement dated as of January 23, 2001, between The Bank of Southern Connecticut, the Issuer and Joseph V. Ciaburri (incorporated by reference to Exhibit 10.6 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.11	Amendment to Employment Agreement dated as of October 20, 2003, between The Bank of Southern Connecticut and Southern Connecticut Bancorp, Inc. and Joseph V. Ciaburri. (incorporated by reference to Exhibit 10.15 to Issuer’s Form 10-QSB dated November 12, 2003)

10.12	Employment Agreement dated as of February 12, 2003, between The Bank of Southern Connecticut and Michael M. Ciaburri (incorporated by reference to Exhibit 10.14 to Issuer’s Form 10-QSB dated May 14, 2003)

10.13	Issuer’s 2001 Stock Option Plan (incorporated by reference to Exhibit 10.8 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.14	Issuer’s 2001 Warrant Plan (incorporated by reference to Exhibit 10.9 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.15	Issuer’s 2001 Supplemental Warrant Plan (incorporated by reference to Exhibit 10.12 to Issuer’s Annual Report on Form 10-KSB dated March 29, 2002)

Exhibit Number	Description

10.16	Issuer’s 2002 Stock Option Plan (incorporated by reference to Appendix B to Issuer’s Definitive Proxy Statement dated April 18, 2002)

21**	Subsidiaries of the Registrant (filed with Amendment No. 1 to Issuer’s Registration Statement on Form SB-2 (No. 333-115518))

23.1**	Consent of McGladrey & Pullen, LLP

23.2	Consent of Day, Berry & Howard LLP (included in Exhibit 5.1 hereto)

24**	Power of Attorney (contained on the signature page of Issuer’s Registration Statement on Form SB-2 (No. 333-115518))

**	Previously filed.

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuer pursuant to foregoing provisions, or otherwise, the Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer of expenses incurred or paid by a director, officer or controlling person of the Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Issuer hereby undertakes as follows:

(b)(1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New Haven, State of Connecticut, on June 8, 2004.

SOUTHERN CONNECTICUT BANCORP, INC.

By:	/s/ JOSEPH V. CIABURRI
Joseph V. Ciaburri Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement was signed by the following persons in the capacities shown on the 8th day of June 2004.

By:	/s/ JOSEPH V. CIABURRI
Joseph V. Ciaburri Director, Chairman of the Board and Chief Executive Officer

By:	*
Michael M. Ciaburri Director, President and Chief Operating Officer

By:	*
Elmer F. Laydon Director and Vice Chairman of the Board

By:	*
Juan Jose Alvarez de Lugo Director

By:	*
Carl R. Borrelli Director

By:
G. Leon Jacobs Director

By:	*
Joshua H. Sandman Director

By:	*
Alphonse F. Spadaro, Jr. Director

By:	/s/ WILLIAM F. WEAVER
William F. Weaver Vice President and Principal Financial Officer

By:	/s/ ANTHONY M. AVELLANI
Anthony M. Avellani Vice President and Principal Accounting Officer

By:	/s/ JOSEPH V. CIABURRI Joseph V. Ciaburri Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3(i)	Amended and Restated Certificate of Incorporation of the Issuer (incorporated by reference to Exhibit 3(i) to the Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002)

3(ii)	By-Laws of the Issuer (incorporated by reference to Exhibit 3(ii) to Issuer’s Registration Statement on Form SB-2 (File No. 333-59824))

4.1	Specimen Common Stock Certificate

4.2	See Exhibits 3(i) and 3(ii) for provisions of the Certificate of Incorporation and Bylaws defining rights of holders of the Common Stock (incorporated herein by reference to Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002 and its Registration Statement on Form SB-2 (File No. 333-59824), respectively)

5.1	Opinion of Day, Berry & Howard LLP

10.1	Lease, dated as of August 17, 2000, between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.1 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.2	Letter Agreement dated January 3, 2001 amending the Lease between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.2 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.3	First Amendment to Lease dated March 30, 2001 between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.3 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.4	Second Amendment to Lease dated March 31, 2001 between 215 Church Street, LLC and the Issuer (incorporated by reference to Exhibit 10.4 to Issuer’s Registration Statement Form SB-2 (No. 333-59824))

10.5	Assignment of Lease dated April 11, 2001 between the Issuer and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.5 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.6	Sublease dated January 1, 2001 between Michael Ciaburri, d/b/a Ciaburri Bank Strategies and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.10 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.7	Sublease dated January 1, 2001 between Laydon and Company, LLC and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.11 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.8	Lease dated August 2, 2002, between 469 West Main Street LLC and The Bank of Southern Connecticut (incorporated by reference to Exhibit 10.16 to Issuer’s Form 10-KSB dated March 30, 2004)

10.9	Lease dated January 14, 2004 between The City of New London and the Issuer (incorporated by reference to Exhibit 10.16 to Issuer’s Form 10-KSB dated March 30, 2004)

Exhibit Number	Description

10.10	Employment Agreement dated as of January 23, 2001, between The Bank of Southern Connecticut, the Issuer and Joseph V. Ciaburri (incorporated by reference to Exhibit 10.6 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.11	Amendment to Employment Agreement dated as of October 20, 2003, between The Bank of Southern Connecticut and Southern Connecticut Bancorp, Inc. and Joseph V. Ciaburri. (incorporated by reference to Exhibit 10.15 to Issuer’s Form 10-QSB dated November 12, 2003)

10.12	Employment Agreement dated as of February 12, 2003, between The Bank of Southern Connecticut and Michael M. Ciaburri (incorporated by reference to Exhibit 10.14 to Issuer’s Form 10-QSB dated May 14, 2003)

10.13	Issuer’s 2001 Stock Option Plan (incorporated by reference to Exhibit 10.8 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.14	Issuer’s 2001 Warrant Plan (incorporated by reference to Exhibit 10.9 to Issuer’s Registration Statement on Form SB-2 (No. 333-59824))

10.15	Issuer’s 2001 Supplemental Warrant Plan (incorporated by reference to Exhibit 10.12 to Issuer’s Annual Report on Form 10-KSB dated March 29, 2002)

10.16	Issuer’s 2002 Stock Option Plan (incorporated by reference to Appendix B to Issuer’s Definitive Proxy Statement dated April 18, 2002)

21**	Subsidiaries of the Registrant (filed with Amendment No. 1 to Issuer’s Registration Statement on Form SB-2 (No. 333-115518))

23.1**	Consent of McGladrey & Pullen, LLP

23.2	Consent of Day, Berry & Howard LLP (included in Exhibit 5.1 hereto)

24**	Power of Attorney (contained on the signature page of Issuer’s Registration Statement on Form SB-2 (No. 333-115518))

**	Previously filed.